Execution Copy

                      SECURITY AGREEMENT
                  AND ASSIGNMENT OF CONTRACTS


      SECURITY AGREEMENT AND ASSIGNMENT OF CONTRACTS (this "Security Agreement") dated as of September 12, 1997, made by MASSACHUSETTS FUEL INVENTORY TRUST (the "Trust") by State Street Bank and Trust Company, not in its individual capacity but solely as successor trustee (herein, in such capacity, called the "Trustee") under the Trust Agreement dated as of June 22, 1990 (said Trust Agreement, as the same may from time to time be amended, modified or supplemented, being herein called the "Trust Agreement") between it and Colonial Gas Company, as trustor and beneficiary (the "Company", and together with the Trust, the "Borrowers"), to FLEET NATIONAL BANK as agent (in such capacity, the "Agent"), for the ratable benefit of itself and the Banks party to the Credit Agreement (as defined below) (the "Banks") and the institution and/or person acting as Trustee (hereinafter referred to collectively as the "Secured Parties"):

                     W I T N E S S E T H:

       WHEREAS, pursuant to the Credit Agreement (as hereinafter defined), the Banks have agreed to extend credit to the Trust from time to time in an aggregate principal amount up to but not exceeding $30,000,000, by making Advances to the Trust, such Advances to be evidenced by the Notes (as defined in the Credit Agreement); and

      WHEREAS, the Banks are willing to extend credit under the Credit Agreement in order, among other things, to enable the Trust to acquire rights in the Collateral (as hereinafter defined), but only upon the condition, among others, that (a) the Trust shall have executed and delivered to the Agent, for the ratable benefit of the Secured Parties, this Security Agreement and Assignment of Contracts and (b) the Company shall have executed and delivered to the Agent, for the ratable benefit of the Secured Parties, the Consent and Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1. Defined Terms. Unless the context otherwise specifies or requires, each term defined in this
Section 1 shall, when used in this Agreement, have the meaning indicated. To the extent that certain of the terms defined in this Agreement are defined by cross-reference to documents which may not be in full force and effect during the entire term of this Agreement, the definitions contained in such documents shall be and remain effective for purposes of implementing this Agreement during the term of this Agreement.

      "Advance" shall have the meaning set forth in Section 1 of the Credit Agreement.

       "Agent" shall mean Fleet National Bank, and its successors and permitted assigns, as agent for the ratable benefit of the Secured Parties.

      "Authorized Officer" shall mean at any time and for any purpose the following officers: in the case of the Trust, any Vice President or Assistant Vice President of the Trustee; or in the case of the Company, President, Vice President, Treasurer, or any Assistant Treasurer.

     "Banks" shall have the meaning specified in the preamble to the Credit Agreement.

      "Bill of Sale" shall have the meaning specified in Schedule A to the Fuel Purchase Contract.

      "Cash Collateral Account" shall have the meaning, specified in Section 6.1 of this Agreement.

      "Code" shall mean the Uniform Commercial Code as the same may from time to time be in effect in any applicable jurisdiction.

      "Collateral" shall mean all property or rights referred to in Section 2(a) hereof in which a security interest is granted under this Security Agreement.

     "Commodities" means each of the following types of gases and fuels: liquified natural gas and natural gas in vapor form (herein collectively called "Natural Gas") and propane, each of which is a fungible commodity which is intermingled or may be intermingled with Commodities owned by other
Persons and all contract rights, general intangibles and other rights to acquire any of the foregoing types of gases and fuels; and such other type or types of gases and fuels as may from time to time be acceptable to the Banks and the Agent.

     "Commitment" shall have the meaning specified in Section
1 of the Credit Agreement.

      "Company" means Colonial Gas Company, a Massachusetts corporation.

      "Consent and Agreement" means the Consent and Agreement between the Company and the Agent in the form attached as Annex II hereto.

      "Contracts"  shall  mean, collectively,  (i)  the  Fuel
Purchase Contract and (ii) all Bills of Sale.

     "Credit Agreement" shall mean the Credit Agreement dated as of the date hereof between the Trustee, the Agent and the Banks, as the same may from time to time be amended, modified or supplemented.

      "Default" shall have the meaning specified in Section 1 of the Credit Agreement.

      "Event of Default" shall have the meaning specified  in
Section 1 of the Credit Agreement.

      "Fuel Purchase Contract" means the Purchase Contract between the Trust and the Company dated June 27, 1990, a copy of which, as amended and in effect on the date hereof, is attached as Annex I hereto.

      "Majority  Banks" shall have the meaning  specified  in
Section 1 of the Credit Agreement.

     "Notes" shall have the meaning specified in Section 1 of the Credit Agreement.

      "Obligations" shall mean all indebtedness, obligations and liabilities of the Trust to the Agent or any other Secured Party, whether absolute or contingent, due or to become due, now existing or hereafter incurred, under, arising out of or in connection with the Credit Agreement, the Notes or this Security Agreement.

      "Person" shall have the meaning specified in Section  1
of the Credit Agreement.

      "Proceeds" shall have the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Trust from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Trust from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Secured Parties" shall mean the Agent and the Banks and the Trustee and their respective successors and permitted assigns.

      "Security Agreement" shall mean this Security Agreement
and  Assignment of Contracts and all Annexes thereto, as  the
same   may  from  time  to  time  be  amended,  modified   or
supplemented.

      "Storage Facility Agreements" shall have the meaning ascribed to it in the Fuel Purchase Contract.

      "Storage Fields" means those certain storage areas, together with the related fixtures and equipment described in Schedule D to the Fuel Purchase Contract (as from time to time amended with the prior written consent of the Majority Banks) used to store Commodities financed hereunder.

      "Termination Date" shall have the meaning specified  in
Section 1 of the Credit Agreement.

      "Trust"  shall  mean  the trust created  by  the  Trust
Agreement, and in no event shall such term be deemed to include State Street Bank and Trust Company, the Company (as the beneficiary and trustor) or any of their respective assets (but shall include the Trust Estate).

      "Trust Estate" shall have the meaning specified in the Trust Agreement.

      "Trust  Agreement" shall have the meaning specified  in
Section 1 of the Credit Agreement.

     Section 2.     Grant of Security Interest.

      (a) As collateral security for the prompt and complete payment and performance when due of all the Obligations and in order to induce the Banks to enter into the Credit Agreement and extend credit to the Trust in accordance with the terms thereof, the Trust hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, for the ratable benefit of the Secured Parties, and hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all the Trust's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

          (i)  the Contracts;

          (ii) all Commodities;

          (iii) all accounts, contract rights and general intangibles arising in respect of sales of or contracts to sell any Commodities;

           (iv) all rights, remedies, powers, privileges and claims of the Trust, now or hereafter existing, (a) for all monies due and to become due under any of the agreements and instruments referred to in clause (i) above, (b) for indemnities, warranties and guaranties provided for or arising out of or in connection with any of the agreements and instruments referred to in clause
     (i) above or the Commodities, (c) for any damages arising out of or for breach or default under or in connection with any such agreement or instrument, (d) to all other amounts from time to time paid or payable under or in connection with any such agreement or instrument (including refunds thereunder), (e) to accept delivery of and to receive title to any Commodities or to obtain any service with respect thereto under any such agreement or instrument or to perform or to exercise or enforce any and all covenants, remedies, powers and privileges thereunder; provided, however, that the foregoing shall not relate to any insurance, indemnities, warranties and guaranties to the institution and/or person acting as Trustee;

          (v) the Cash Collateral Account and all monies and instruments from time to time in the Cash Collateral
     Account; and

           (vi) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

      (b) The security interest granted hereby in all Commodities and all Contracts is and shall be a purchase money security interest.

       Section 3. Assignment of Rights, Powers and Privileges. In addition to the assignment and security interest granted in Section 2 hereof, and without limitation of any of the rights and remedies provided for in this Security Agreement, the Trust hereby irrevocably assigns and transfers to the Agent, for the ratable benefit of the Secured Parties, absolutely and not merely as collateral security, the right to exercise any and all of the Trust's rights, remedies, powers and privileges, (whether mandatory, discretionary or judgmental) but none of its obligations, duties or liabilities, under or arising out of the Contracts including, without limitation, the Trust's right and/or power to (i) take or refrain from taking any action under any of the Contracts, (ii) express satisfaction with, grant approval to or give any waiver or make any other determination with respect to any payment, document, agreement, opinion, certificate, representation, insurance, storage arrangement, the fulfillment of any condition precedent or any action or inaction relating to any of the Contracts or the transactions contemplated thereby, and (iii) pursue any right or remedy with respect to any default under any Contract. The Trust agrees that, upon written instructions (or telephone instructions, confirmed promptly by facsimile transmission from the Agent), it will exercise any or all such rights, remedies, powers and privileges as may be so instructed by the Agent; provided that the Trust shall have no duty or obligation to exercise any of such rights, remedies, powers or privileges except as so instructed by the Agent. The Trust also agrees that the Agent, for the ratable benefit of the Secured Parties, may exercise in its sole discretion, any or all such rights, remedies, powers or privileges directly, without prior notice to or consent by the Trust; and in furtherance thereof, and without limiting the generality of the power granted in Section 7(a) hereof, the Trust hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of the Trust and in the name of the Trust or in its own name, from time to time in the Agent's discretion, to exercise any and all such rights, remedies, powers or privileges. This power of attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding the provisions of this Section 3, the institution or person acting as Trustee shall not be required to exercise any of the foregoing rights, remedies, powers or privileges, or to follow the instructions of the Agent with respect to such exercise, if it has been advised by counsel that in the reasonable opinion of counsel, such exercise is or may be contrary to the Credit Agreement, or is otherwise contrary to law or is likely to result in liability for such institution or person acting as Trustee against which such institution or person is not effectively indemnified.

      Section 4. Liabilities under Agreements. It is expressly agreed that, anything contained herein to the contrary notwithstanding (a) the Trust shall at all times remain liable to observe and perform all of its duties and obligations under each Contract to the same extent as if this Security Agreement had not been executed; (b) the exercise by the Agent, for the ratable benefit of the Secured Parties, of any of the rights assigned hereunder shall not release the Trust from any of its duties or obligations under any of the Contracts; and (c) the Agent shall not have any obligation or liability under any of the Contracts, by reason of or arising out of this Security Agreement or the receipt by the Agent of any payment or property under any of the Contracts pursuant hereto, nor shall the Agent be obligated to perform or fulfill any of the duties or obligations of the Trust under any of the Contracts, or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder, or the sufficiency or performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts or the delivery of any property which may have been assigned to it or to which it may be entitled at any time or times; provided, however, that the foregoing shall not be deemed to alter the Agent's obligations pursuant to Section 10 hereof, as Agent for the ratable benefit of the Secured Parties, pursuant to this Security Agreement.

      Section 5. Covenants. The Trust covenants and agrees with the Agent, for the ratable benefit of the Secured Parties that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

      5.1. Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Trust, the Trust will promptly, subject to the following two sentences, duly execute and deliver any and all documents and take such further action as the Agent may reasonably deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code with respect to the liens and security interests granted hereby or otherwise necessary to establish or maintain a prior perfected security interest in the Collateral. The Trust also hereby authorizes the Agent to file, on behalf of the Secured Parties, any such financing or continuation statement without the signature of the
Trustee  to the extent permitted by applicable law.   If  any
amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, the Trust shall, or shall cause, such note or instrument to be delivered immediately to the Agent hereunder, duly endorsed in a manner satisfactory to the Agent.

      5.2. Maintenance of Records. The Trust will keep and maintain at its own cost and expense records satisfactory to the Agent with respect to the Collateral including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Trust will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interest granted hereby. For the Secured Parties' further security, the Trust agrees that the Agent, on behalf of the Secured Parties, shall have a special property interest in all of the Trust's books and records pertaining to the Collateral and the Trust shall deliver and turn over any such books and records to the Agent or to its representatives at any reasonable time on demand of the Agent. The Agent and the Trust shall have the right at all reasonable times to inspect and copy such books and records which are in the possession of the other.

     5.3. Indemnification. In any suit, proceeding or action brought by the Agent, on behalf of the Secured Parties, under any Contract for any sum owing thereunder or to enforce any provisions of such Contract, the Trust will (subject to the provisions of Section 12 hereof) save, indemnify and keep the Agent and each other Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach by the Trust of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Trust, and all such obligations of the Trust shall be and remain enforceable against and only against the Trust and shall not be enforceable against the Agent or any other Secured Party. The Trust further agrees, subject to the provision of Section 12 hereof, to pay and to save the Agent and the Secured Parties harmless from any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

     5.4. Limitations on Liens on Collateral. Except for the security interests created by this Security Agreement and liens permitted under Section 12.2 of the Credit Agreement, the Trust will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, security interest, encumbrance, claim or right, in or to the Collateral, and will defend the right, title and interest of the Secured Parties in and to any of the Trust's rights in, to and under the Collateral against the claims and demands of all persons whomsoever.

      5.5. Removals, etc. Without the prior written consent of the Agent, the Trust shall not: (i) maintain any of its books or records with respect to its accounts, contract rights or general intangibles at any office other than an office located at 40 Market Street, Lowell, MA 01852; or (ii) permit any of its inventory (except inventory in transit or covered by documents in the physical possession of the Agent) or other tangible personal property included in the Collateral to be held at or removed to any location other than a location constituting a Storage Field except upon a sale thereof in the ordinary course of business as presently conducted. The Trust shall maintain its chief executive office and principal place of business at Two International Place, Boston, Massachusetts 02110, or at such other place in Massachusetts as the Trust shall designate within 30 days of any change of such office by written notice to the Agent. Not later than 10 days after the end of each month, the Trust shall notify the Agent of the locations of any Storage Field not listed on Schedule A attached hereto where any of the Commodities are located (except for such Storage Fields of which the Trust has previously notified the Agent).

     Section 6.     Cash Collateral Account.

      6.1. Establishment and Maintenance. Concurrently with the execution and delivery of this Agreement, the Trust shall establish at the office of the Agent at One Federal Street, Boston, Massachusetts 02211, a cash collateral account,
Account No. _________, entitled the "Massachusetts Fuel Inventory Trust Cash Collateral Account" (the "Cash Collateral Account") which Cash Collateral Account shall be maintained at all times until termination thereof in accordance with Section 6.7 hereof. All monies and instruments in the Cash Collateral Account from time to time shall constitute collateral security for the payment and performance by the Trust of all the Obligations and, subject to the terms and provisions of this Agreement, shall at all times be subject to the sole control of the Agent. The Trust shall have no right of withdrawal from the Cash Collateral Account, except as provided in Section 6.7 hereof, and shall have no rights, title, interests, or powers with respect to any monies or instruments at any time on deposit in the Cash Collateral Account until it is terminated in accordance with the provisions hereof; provided that the Agent shall act with respect to the Cash Collateral Account and apply the funds deposited therein in accordance with the provisions of Sections 6.4, 6.5, 6.6 and 6.7 hereof. The Agent agrees to give the Trust prompt notice if the Cash Collateral Account or any funds on deposit in the Cash Collateral Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

     6.2. Security Interest. In furtherance of the intent of this Section 6, the Trust has pursuant to this Agreement assigned, pledged, and conveyed to the Agent, for the ratable benefit of the Secured Parties, and granted to the Agent, for the ratable benefit of the Secured Parties, a first, perfected security interest in all monies and instruments from time to time in the Cash Collateral Account as collateral security for the prompt and unconditional payment and performance in full of the Obligations.

      6.3. Required Deposits. The Trust agrees that (i) it will cause the proceeds of any Advance made to it pursuant to the Credit Agreement to be deposited in the Cash Collateral Account and (ii) it will cause all amounts payable to the Trust under the Contracts to be deposited in the Cash Collateral Account. Subject to and in furtherance of the
foregoing,  the  Trust  agrees  to  deliver  sufficient   and
irrevocable instructions to all other parties to the Contracts that all such proceeds and all payments due or to become due to the Trust under the Contracts shall be promptly paid directly into the Cash Collateral Account and that no alteration, modification or abrogation of the foregoing instructions shall be accepted by such Persons except upon the express written authorization of the Agent. If, notwithstanding the foregoing, the Trust at any time receives any such proceeds or any payments under or in connection with any Contract or otherwise assigned to the Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, all such amounts shall be held by the Trust as the agent of and in trust for the Agent, shall be segregated from other funds of the Trust and shall, forthwith upon receipt by the Trust, be turned over to the Agent for deposit in the Cash Collateral Account in the same form as received by the Trust (and, if received in the form of a check, note or any other instrument, shall be duly endorsed by the Trust to the order of the Agent).

      6.4. Application of Funds. Until the occurrence and continuance of an Event of Default, funds on deposit in the Cash Collateral Account at any time and from time to time (other than deposits to the Cash Collateral Account from Advances as contemplated by Section 6.3(i) hereof, that are to be applied in the fashion described in Section 2(b) or 2(e) of the Fuel Purchase Contract) shall be applied by the Agent promptly upon receipt in the order of priority stated below:

          (i) ratably to the payment of all amounts then due and payable to the Banks under the Credit Agreement, according to the then unpaid amounts thereof, without preference or priority of any kind among them; and

           (ii) ratably, to the payment of amounts, if any, then due and owing to any Secured Party (including the Agent) on account of any indemnifications or other obligations for fees or expenses or otherwise pursuant to this Security Agreement, and to the payment of amounts then due and payable to the institution and/or person acting as Trustee on account of obligations for fees and expenses or otherwise arising under the Trust Agreement; according to the then unpaid amounts thereof, without preference or priority of any kind among them.

      Until the occurrence and continuance of an Event of Default, funds deposited in the Cash Collateral Account at any time and from time to time and constituting Advances under Section 6.3(i) hereof, shall be applied to the account of the Company as contemplated by Section 2(e) of the Fuel Purchase Contract.

      If any funds from time to time on deposit in the Cash Collateral Account shall remain unused after application of such funds in accordance with the foregoing, such funds shall, subject to Sections 6.5 and 6.6 hereof, be accumulated by the Agent in the Cash Collateral Account, for the ratable benefit of the Secured Parties, and held as collateral security for the payment and performance of the Obligations.

      6.5. Default. If an Event of Default shall have occurred and be continuing, the Agent may, subject to the terms and provisions of Sections 9 and 11 hereof, at its sole option from time to time apply all or any part of the funds in the Cash Collateral Account in the manner specified in
Section 11 hereof.

      6.6. Investment of Funds. To the extent not applied as provided in Section 6.4 hereof, funds remaining on deposit in the Cash Collateral Account shall be invested by the Agent, at the election and direction of the Trust, in marketable direct or guaranteed obligations of the United States of America which mature within one year from the date of purchase by the Agent, certificates of deposit and bankers' acceptances of banks organized under the laws of the United States of America or any state thereof having total assets in excess of $1,000,000,000 United States Dollars, and securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof (other than the Trustee) which at the time of purchase have been rated by one or more nationally recognized rating organizations and the ratings for which are not less than "A-1" or "P-1"; provided that all such investments shall be evidenced by instruments. Upon the investment of monies in the Cash Collateral Account in instruments in accordance with the foregoing, such instruments shall be deemed to be delivered to the Agent to be held by it as Collateral hereunder, for the ratable benefit of the Secured Parties, and the Agent shall be authorized to endorse any of such instruments in a manner satisfactory to it, on behalf of the Trust.

      6.7. Termination of Cash Collateral Account. When the Obligations have been satisfied and paid in full, the Agent shall distribute the funds then on deposit in the Cash Collateral Account to the Trust whereupon said Cash Collateral Account shall terminate.

     Section 7.     Agent's Appointment as Attorney-in-Fact.

      (a) The Trust hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Trust and in the name of the Trust or in its own name, from time to time in the Agent's discretion (subject to Section 10(b) hereof), for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable in the judgment of the Agent to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Agent, for the ratable benefit of the Secured Parties, the power and right, on behalf of the Trust without notice to or assent by the Trust, to do the following:

           (i) upon the occurrence and continuance of a Default or an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due, or any performance to be rendered, under any Contract and, in the name of the Trust or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such monies due or securing any performance to be rendered under any Contract; and

           (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of any Contract and to pay all or any part of the premiums therefor and the costs thereof; and

           (iii) upon the occurrence and continuance of any Default or Event of Default, (A) to direct any party liable for any payment or performance under any of the Contracts to make payment of any and all monies due and to become due thereunder or to render any performance provided for therein directly to the Agent or as the
     Agent shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof or Proceeds relating thereto and to enforce any other right in respect of any Collateral;
     (E) to defend any suit, action or proceeding brought against the Trust with respect to any Collateral; (it being understood that the Trustee shall have the right to participate in the defense of any suit, action or proceeding brought against the Trust which might involve personal liability on the part of the Trustee); (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Trust's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the security interest created therein in favor of the Secured Parties, in order to effect the intent of this Security Agreement, all as fully and effectively as the Trust might do.

The Trust hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      (b) The powers conferred on the Agent, for the ratable benefit of the Secured Parties hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Agent to exercise any such powers, except as provided in Section 10 hereof.

      (c) The Trust also authorizes the Agent, for the ratable benefit of the Secured Parties, at any time and from time to time, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the Contracts hereunder and other matters relating thereto and
(ii) to execute, in connection with the sale provided for  in
Section 9(a) hereof, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to the Collateral.

       Section 8. Performance by Agent of Trust's Obligations. If the Trust fails to perform or comply with any of its agreements contained in the Credit Agreement or any Contract, the Agent, for the ratable benefit of the Secured Parties, as provided for by the terms of this Security Agreement may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the expenses of the Agent incurred in connection with such performance or compliance (including, without limitation, legal fees and expenses), together with interest thereon at the rate provided for in respect of the overdue Advances made by the Agent under the Credit Agreement, shall be payable by the Trust to the Agent on demand and such payment shall constitute Obligations secured hereby.

     Section 9.     Remedies, Rights Upon Default.

      (a) If an Event of Default shall occur and be continuing, the Agent, for the ratable benefit of the Secured Parties, may exercise (in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations) all rights and remedies of a secured party under the Code and/or any and all of the Trust's rights and remedies under the Contracts in the name of and in the place of, or in concert with, the Trust. Without limiting the generality of the foregoing, the Trust expressly agrees that in any such event the Agent, for the ratable benefit of the Secured Parties, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Trust or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), may, subject to the provisions of the Contracts, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Trust, which right or equity is hereby expressly released. The Trust further agrees in any such event, at the Agent's request, subject to the provisions of the Contracts, to assemble the Collateral, and to make it available to the Agent at places which the Agent shall reasonably select, whether at the Trustee's premises or elsewhere. The Agent, for the ratable benefit of the Secured Parties, shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale or disposition to the payment in whole or in part of the Obligations in accordance with the provisions of Section 11 of this Security Agreement; and only after so applying such proceeds and after the payment by the Agent of any other amount required by any provision of law, need the Agent account for the surplus, if any, to the Trust. To the extent permitted by applicable law, the Trust waives all claims, damages and demands against the Agent arising out of the repossession, retention or sale or disposition of the Collateral. The Trust agrees that the Agent need not give more than 10 days notice (which notification shall be deemed given when delivered or when mailed, postage prepaid, addressed to the Trustee at its address set forth in Section 14 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Subject to the provisions of Section 12 hereof, the Trust shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Agent, on behalf of the Secured Parties, is entitled.

     (b)  The Trust also agrees, subject to the provisions of
Section 12 hereof, to pay all costs of the Agent incurred with respect to the collection of any of the Obligations and the enforcement of any Secured Parties' rights hereunder, including all costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral, and attorneys' fees and expenses. All amounts payable hereunder and under Section 27 of the Credit Agreement shall be payable on demand.

      (c) Except as otherwise expressly provided in Section 9(a) above, to the extent permitted by applicable law, the Trust hereby waives presentment, demand, protest or any notice of any kind in connection with this Security Agreement or any Collateral.

      (d) The Trust also hereby agrees that the Agent shall not be required to marshall any present or future security for (including but not limited to the Collateral) any one or more of the Obligations or to resort to such security in any particular order; and all of the Agent's rights hereunder as agent for the ratable benefit of the Secured Parties and in respect of such security shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Trust hereby agrees that it will not invoke any law relating to marshalling of collateral which might cause delay in or impede the enforcement of the Secured Parties' rights under this Agreement, or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may, the Trust hereby irrevocably waives the benefits of all such laws.

      Section 10.    Concerning Agent; Appointment of  Agent;
Limitation on Agent's Duty in Respect of Collateral.

     (a) The institution and/or person acting as Trustee, by its execution of the requisite documents pursuant to which it accepted its appointment as successor trustee under the Trust Agreement, has thereby acknowledged and agreed that its beneficial interest in the security interest granted to the Agent under this Security Agreement shall be in lieu of all other liens on the Trust Estate (which may arise as a matter of law or otherwise) in favor of such institution and/or person, and does thereby expressly waive the benefits of any such lien.

      (b)  Subject to the provisions of paragraph (c) of this
Section 10, the Agent shall, upon the written instruction of the Majority Banks, promptly take or refrain from taking any action, or consent or effect a modification, waiver, alteration or amendment of this Security Agreement, or exercise or refrain from exercising any right, granted to the Agent, for the ratable benefit of the Secured Parties, under this Security Agreement, provided, however, that no individual Bank (other than the Agent) or the Trust shall have any right to enforce directly any of the rights or the security interests granted by this Security Agreement or to require the Agent to take or refrain from taking any action under this Security Agreement.

      (c) The Agent shall not be required to do any acts hereunder or to take any action toward the execution or enforcement of the agency hereby created or to prosecute or defend any suit in respect of this Agreement or any instrument delivered hereunder or otherwise, unless indemnified to its satisfaction by the Banks (to the extent not indemnified therefor by the Trust) against loss, cost, liability and expense. If any indemnity furnished to the Agent for any purpose, in the reasonable judgment of the Agent determined in good faith, shall be insufficient or shall become impaired, the Agent may call for additional indemnity and shall not be required to commence, or shall be entitled to cease, to do the acts indemnified against unless such additional indemnity has been furnished.

      (d) The Agent agrees, for the benefit of the Secured Parties, that it will, subject to paragraph (c) of this
Section 10, enforce the rights and security interests granted to the Secured Parties hereunder, in accordance with written instructions given pursuant to paragraph (b) of this Section 10, with the same degree of care which it would exercise in secured transactions for its own account. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement. Neither the Agent nor any of its shareholders, directors, officers or employees shall be liable to the Secured Parties for any action taken, or omitted to be taken, in good faith by it or them hereunder or in connection herewith or be responsible for the consequences of any oversight or error of judgment, provided that the Agent may be liable for losses due to its gross negligence or willful misconduct. Notwithstanding any other provision of this Security Agreement, neither the Agent nor any of its shareholders, directors, officers or employees shall be liable to the Secured Parties for any action taken, or omitted to be taken, in accordance with written instructions of the Majority Banks pursuant to paragraph (b) of this Section 10, and in accordance with the standard of care required by this paragraph (d).

      (e) The Agent will not be responsible to the Secured Parties for any recitals or statements, warranties or representations in the Credit Agreement or this Security Agreement or made in any certificate or instrument hereafter furnished to it by or on behalf of any of the other parties to the Credit Agreement or this Security Agreement or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements therein. The Agent makes no representations or warranties, and assumes no responsibility to the Secured
Parties, with respect to the legality, sufficiency, enforceability or collectibility of the Credit Agreement or this Security Agreement or any agreement, instrument or other document referred to in any such documents, or of any Collateral, or of the financial condition of the Trust or the Company. The Agent assumes no responsibility for the security value of the Collateral, or for the performance of any obligations of the Trust or the Company. Beyond the safe custody thereof, the Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

      (f) For all purposes of this Security Agreement, in absence of actual knowledge of a responsible officer of the Agent, the Agent shall not be deemed to have knowledge of any Default or Event of Default unless or until so notified in writing by the Trust or the Company.

      Section 11. Application of Proceeds Upon Event of Default. Any monies or property actually received by the Agent pursuant to the exercise of any rights or remedies referred to in Section 9 or 11 hereof or otherwise, upon the occurrence of an Event of Default, shall be applied in the following order:

           first, to the payment of all amounts due to the Agent under Sections 8, 9 and 10(b) of this Security
     Agreement and applicable law;

          second, ratably, to the payment of any amounts then due and payable to any Secured Party under the Credit Agreement and the Notes, according to the then unpaid amounts thereof, without preference or priority of any kind among them (such payment in each case, to be applied first to accrued unpaid interest and, thereafter, to unpaid principal debt);

           third, ratably, to the payment of amounts, if any, then due and owing to any Secured Party (including the Agent) on account of any indemnifications pursuant to this Security Agreement, the Trust Agreement or any Contract, and to the payment of amounts then due and payable to the institution acting as Trustee on account of obligations for fees or expenses arising under the Trust Agreement according to the then unpaid amounts thereof, without preference or priority of any kind among them;

           fourth, ratably, to the payment of all of the Obligations (except for Obligations which shall have been paid pursuant to items first, second or third of this Section 11), according to the then unpaid amounts thereof, without preference or priority of any kind among them; and

           fifth, the remainder, if any, to the Trust, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     Section 12.    Concerning Trustee.

     (a) State Street Bank and Trust Company in its capacity as Trustee, is entering into this Security Agreement and granting the security interest provided for herein solely as successor trustee under the Trust Agreement and pursuant to instructions contained therein, and not in its individual capacity and in no case whatsoever shall State Street Bank and Trust Company (or any entity acting as a successor trustee, co-trustee or separate trustee under the Trust Agreement) be personally liable on, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Trustee hereunder or for any losses the Trust may suffer, as to all of which the Agent, on behalf of the Secured Parties, agrees to look solely to the Trust, except for any loss caused by the Trustee's willful misconduct or gross negligence (provided that this exception shall not be deemed to apply to the extent that the Trustee has followed instructions given to it, or which it is authorized to accept, pursuant to this Agreement and the Trust Agreement).

     (b) The Agent, on behalf of the Secured Parties, agrees that if any other successor trustee is appointed in accordance with the terms of the Trust Agreement, such successor trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of the Trustee hereunder and the predecessor successor trustee shall be released from all further duties and obligations hereunder, all without in any way altering the terms of this Security Agreement or the Trustee's obligations hereunder.

      Section 13. Release of Collateral. The Agent, on behalf of the Secured Parties, agrees that each time the Trust is required by the terms of the Fuel Purchase Contract to transfer title to any Commodities to the Company free and clear of the security interest created by this Security Agreement, the Agent, on behalf of the Secured Parties, shall release its security interest so that such transfer may be made; provided that (i) no Default or Event of Default has occurred and is continuing, and the Trustee and the Company shall have delivered a certificate to such effect in the form of Annex III attached hereto, signed by a duly authorized officer of the Trustee and the Company (it being understood that the Trustee shall be entitled to rely on the representations of the Company in such certificate with respect to the matters therein except to the extent that the Trustee has received notice or has actual knowledge of such matters) upon which the Agent shall be entitled to rely, (ii) the Company and the Trust have each complied to the satisfaction of the Agent with all provisions of the Fuel Purchase Contract relating to such transfer, (iii) any payment required to be made by the Company in connection with such transfer shall have been deposited in the Cash Collateral Account, and (iv) any Collateral being substituted for such Commodities shall have become subject to the security interest created by this Security Agreement and such security interest shall have been perfected.

      Section 14. Notices. Any notice to the Agent or the Trust hereunder shall be deemed to have been duly given when delivered or when deposited in the mail, first class postage prepaid, addressed: if to the Agent, at One Federal Street, Boston, Massachusetts 02211, Attention: Thomas L. Rose, Vice President, National Utilities Group, and if to the Trust, at State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110, Attention: Virginia Jones, Secretary.

      Section 15. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be
ineffective   to   the   extent  of   such   prohibition   or
unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       Section 16. No Waiver; Cumulative Remedies; Amendments. The Agent or any other Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Agent on behalf of the Secured Parties, and then only to the extent therein set forth. A waiver by the Agent on behalf of the
Secured Parties of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or any other Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent or any other Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the party sought to be bound thereby.

      Section 17. Successors and Assigns; Governing Law. This Security Agreement and all obligations of the Trust hereunder shall be binding upon the successors and assigns of the Trust, and shall inure to the benefit of the Agent and the other Secured Parties and each of their respective successors and assigns, subject to the limitations on the right of assignment contained in Section 18 of the Credit Agreement. This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of The Commonwealth of Massachusetts, without regards to principles of conflicts of law.

      Section 18. Financing Statement. A photographic or other reproduction of this Security Agreement is sufficient as a financing statement.

     Section 19.    Resignation or Removal of Agent; Fees and
Expenses.

      (a) The Agent may, and shall, at the election of the Majority Banks resign as agent for the ratable benefit of the Secured Parties hereunder, such resignation to be effective upon the earlier to occur of (i) written acceptance of appointment as agent by a successor designated by the Majority Banks, which acceptance shall be effective immediately upon the execution thereof, or (ii) 30 days following the Agent's delivery of a notice of resignation or receipt of a notice of removal, as applicable. On the date such resignation or removal is effective in accordance with this Section 19(a), without further act, the Agent's obligation to act as agent for the Secured Parties hereunder shall terminate and thereupon, such successor, if any, shall succeed to the rights, powers and duties of the Agent hereunder with respect to the Collateral with like effect as if an original signatory to this Agreement.

      (b) Upon the resignation or removal of the Agent as agent for the Secured Parties hereunder pursuant to paragraph
(a) of this Section 19, the Agent shall, upon the written request of such successor, execute and deliver an instrument or instruments transferring to such successor any Collateral held by the Agent hereunder and shall pay over to such successor all monies and instruments on deposit in such Cash Collateral Account.

       Section 20. Entire Agreement. This Agreement together with all Annexes hereto, contains the full, final and exclusive statement of the agreement between the Trust and the Agent relating to the transactions contemplated hereby.

         [remainder of page intentionally left blank]



      IN WITNESS WHEREOF, the Trust and the Agent have each caused this Security Agreement and Assignment of Contracts to be executed by its duly authorized officer on the date first set forth above.

                              STATE  STREET  BANK  AND  TRUST
                              COMPANY,
                              not  in its individual capacity
                              but solely as successor trustee
                              of   the   Massachusetts   Fuel
                              Inventory Trust under the Trust
                              Agreement dated as of June  22,
                              1990,   between  it   and   the
                              Trustor   and  the  Beneficiary
                              named therein.


                              By:   s/Patrick E. Thebado
                                    Assistant Vice President


                              FLEET NATIONAL BANK, as Agent


                              By: s/Thomas L. Rose, Vice  President



                                                      ANNEX I

                                       FUEL PURCHASE CONTRACT


                                                     ANNEX II

                                        CONSENT AND AGREEMENT


                                                    ANNEX III


                                       CERTIFICATE OF TRUSTEE



                          SCHEDULE 1

                    List of Storage Fields

          County                   State

          Lewis               West Virginia
          Taylor              West Virginia
          Harrison            West Virginia
          Gilmer              West Virginia
          Juniata             Pennsylvania
          Cameron             Pennsylvania
          Elk                 Pennsylvania
          McKean              Pennsylvania
          Forest              Pennsylvania
          Jefferson           Pennsylvania
          Venango             Pennsylvania
          Erie                Pennsylvania
          Westmoreland        Pennsylvania
          Potter              Pennsylvania
          Steuben             New York
          Allegany            New York
          Niagara             New York
          Cattaraugus         New York
          Chautaugua          New York
          Wyoming             New York
          Middlesex           Massachusetts
          Barnstable          Massachusetts
          Plymouth            Massachusetts